Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 20, 2007, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-146242) and related Prospectus of Elixir Pharmaceuticals, Inc. dated November 13, 2007.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 8, 2007